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               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


    We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated March 2, 1998, except for Note M as to which the
date is September   , 1998, in Amendment No. 1 to the Registration Statement
(Form S-1 No. 333-60835) and related Prospectus of Family Christian Stores, Inc. dated September 17, 1998.



                                                    ERNST & YOUNG LLP



Grand Rapids, Michigan



    The foregoing consent is in the form that will be signed upon the completion of the restatement of capital accounts described in Note M to the financial statements.



                                                    /s/ERNST & YOUNG LLP



Grand Rapids, Michigan
September 14, 1998